Exhibit (h)(62) under Form N-1A

Exhibit 10 under Item 601/Reg. S-K

EXHIBIT A

to Shareholder Services Agreement with

respect to the The Huntington Funds (the “Funds”)

Amended and Restated as of December 28, 2009

Fund Name	Share Class
Huntington Dividend Capture Fund	Class A Shares, Class B Shares, Institutional Shares

Huntington Fixed Income Securities Fund	Class A Shares, Class B Shares, Institutional Shares

Huntington Global Select Markets Fund	Class A Shares, Institutional Shares

Huntington Growth Fund	Class A Shares, Class B Shares, Institutional Shares

Huntington Income Equity Fund	Class A Shares, Class B Shares, Institutional Shares

Huntington Intermediate Government Income Fund	Class A Shares, Class B Shares, Institutional Shares

Huntington International Equity Fund	Class A Shares, Class B Shares, Institutional Shares

Huntington Macro 100 Fund	Class A Shares, Class B Shares, Institutional Shares

Huntington Mid Corp America Fund	Class A Shares, Class B Shares, Institutional Shares

Huntington Money Market Fund	Class A Shares, Class B Shares, Interfund Shares, Institutional Shares

Huntington Mortgage Securities Fund	Class A Shares, Class B Shares, Institutional Shares

Huntington New Economy Fund	Class A Shares, Class B Shares, Institutional Shares

Huntington Ohio Municipal Money Market Fund	Class A Shares, Institutional Shares

Huntington Ohio Tax-Free Fund	Class A Shares, Class B Shares, Institutional Shares

Huntington Real Strategies Fund	Class A Shares, Class B Shares, Institutional Shares

Huntington Rotating Markets Fund	Class A Shares, Class B Shares, Institutional Shares

Huntington Short/Intermediate Fixed Income Securities Fund	Class A Shares, Class B Shares, Institutional Shares

Huntington Situs Fund	Class A Shares, Class B Shares, Institutional Shares

Huntington Tax-Free Money Market Fund	Class A Shares, Institutional Shares

Huntington Technical Opportunities Fund	Class A Shares, Class B Shares, Institutional Shares

#2087915

Fund Name	Share Class
Huntington U.S. Treasury Money Market Fund	Class A Shares, Institutional Shares

Huntington VA Balanced Fund	Undesignated

Huntington VA Dividend Capture Fund	Undesignated

Huntington VA Growth Fund	Undesignated

Huntington VA Income Equity Fund	Undesignated

Huntington VA International Equity Fund	Undesignated

Huntington VA Macro 100 Fund	Undesignated

Huntington VA Mid Corp America Fund	Undesignated

Huntington VA Mortgage Securities Fund	Undesignated

Huntington VA New Economy Fund	Undesignated

Huntington VA Real Strategies Fund	Undesignated

Huntington VA Rotating Markets Fund	Undesignated

Huntington VA Situs Fund	Undesignated

Shareholder Service Fees

1. During the term of this Agreement, the Provider is entitled to a maximum fee, payable quarterly. This maximum fee will be computed at the annual rate of .25% of the average net asset value of shares of the Funds held during the quarter in accounts for which the Provider provides Services under this Agreement, so long as the average net asset value of Shares in the Funds during the quarter equals or exceeds such minimum amount as the Funds shall from time to time determine and communicate in writing to the Provider. The maximum fee rate stated above is subject to any limitations or waivers described in the Funds’ current prospectus. Please refer to the current prospectus for current accrual amounts that are payable. This fee may be waived by Provider from time to time at its own discretion.

2. For the quarterly period in which the Shareholder Services Agreement becomes effective or terminates, there shall be an appropriate proration of any fee payable on the basis of the number of days that the Agreement is in effect during the quarter.

3